Capital City Bank Group, Inc.
Reports Third Quarter 2011 Results

TALLAHASSEE, Fla. (October 25, 2011) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income for the third quarter of 2011 totaling $2.0 million, or $0.12 per diluted share, compared to $2.1 million, or $0.12 per diluted share for the second quarter of 2011, and $0.4 million, or $0.02 per diluted share, for the third quarter of 2010.  Net income for the nine month period ended September 30, 2011 was $5.4 million, or $0.32 per diluted share, compared to a net loss of $2.3 million, or $0.14 per diluted share for the same period in 2010.

Compared to the second quarter of 2011, third quarter 2011 earnings reflect lower operating revenues of $0.6 million and a $0.2 million increase in the loan loss provision, partially offset by a $0.5 million decline in noninterest expense and lower income tax expense of $0.1 million.  A $1.9 million decline in the loan loss provision and a $1.7 million reduction in noninterest expense partially offset by lower operating revenues of $0.9 million and higher income taxes of $1.1 million drove the improvement in earnings compared to the third quarter of 2010.

The increase in earnings for the nine month period ended September 30, 2011 is attributable to an $8.6 million reduction in the loan loss provision and lower noninterest expense of $5.2 million, partially offset by a $0.8 million decline in operating revenues and higher income taxes of $5.2 million.  2011 performance also reflects the sale of our Visa Class B shares of stock during the first quarter which resulted in a $2.6 million net gain ($3.2 million pre-tax included in noninterest income and a swap liability of $0.6 million included in noninterest expense).

“Although we are still facing a challenging operating environment, I am pleased with our progress,” said William G. Smith, Jr., Chairman, President and Chief Executive Officer.  “Market disruption continues to present opportunities and strengthen the Capital City brand.  Profit in the third quarter of $2.0 million, or $0.12 per share represents our sixth consecutive quarter of profitability.  Highlights from the quarter include lower nonperforming assets, declining credit costs, a strong net interest margin and lower operating expenses.  While the economy remains sluggish and revenue growth continues to be a challenge, I am pleased with our third quarter performance” said Smith.

The Return on Average Assets was 0.31% and the Return on Average Equity was 2.97% for the third quarter of 2011.  These metrics were 0.33% and 3.28% for the second quarter of 2011, and 0.06% and 0.60% for the third quarter of 2010, respectively.

For the nine month period ended September 30, 2011, the Return on Average Assets was 0.28% and the Return on Average Equity was 2.77% compared to -0.12% and -1.17%, respectively, for the same period of 2010.

Discussion of Financial Condition

Average earning assets were $2.203 billion for the third quarter of 2011, a decrease of $56.0 million, or 2.5% from the second quarter of 2011 and an increase of $15.1 million, or 0.7%, from the fourth quarter of 2010.  The lower level of earning assets over the second quarter of 2011 was a result of a decline in the loan portfolio of $36.6 million, short-term investments of $17.4 million and the investment portfolio of $2.0 million.  Compared to the fourth quarter of 2010, average overnight funds were higher by $59.0 million, the investment portfolio increased $41.1 million and loans declined $115.2 million, partially attributable to the resolution of problem loans during 2011.

Average loans continued to decline throughout the portfolio, driven primarily by a reduction in the commercial real estate, residential and commercial loan categories.  The loan portfolio is impacted by weak loan demand attributable to the lack of consumer confidence and a sluggish economy.  In addition to lower production, normal amortization, payoffs and the resolution of problem loans (which has the effect of lowering the loan portfolio as loans are either charged off or transferred to the other real estate owned (“OREO”) category), contributed to the overall decline.  During the third quarter, problem loan resolutions accounted for $13.5 million or 45% of the net reduction in total loans of $29.9 million from the second quarter 2011.  Problem loan resolutions accounted for $44.5 million, or 44%, of the net reduction in loans of $101.0 million from the fourth quarter of 20101.

1 The problem loan resolutions and reductions in portfolio balances stated in this paragraph are based on “as of" balances, not averages.

Nonperforming assets (including nonaccrual loans, restructured loans (“TDRs”), and OREO) totaled $143.0 million at the end of the third quarter of 2011, a decrease of $2.7 million from the second quarter of 2011 and a decrease of $2.3 million from the fourth quarter of 2010.  Nonaccrual loans decreased $7.7 million from the second quarter of 2011 to $53.4 million, primarily reflecting migration of loans into the restructured loan category and the transfer of loans to OREO.  Nonaccrual loan inflow for the third quarter of 2011 was comparable to the second quarter of 2011.

Compared to the fourth quarter of 2010, nonaccrual loans declined by $12.3 million reflecting the movement of loans to the OREO category and, to a lesser extent, migration to the restructured loan category.  TDR's totaled $28.4 million at the end of the third quarter, a $4.8 million increase over the second quarter of 2011 and a $6.8 million increase over the fourth quarter of 2010.  The balance of OREO totaled $61.2 million at the end of the third quarter, a slight increase of $0.2 million from the second quarter of 2011.  For 2011, we have realized a slower pace of loan defaults, momentum in working loans through the collection cycle, and progress in our property disposition efforts, which has contributed to the overall improvement in our nonperforming asset portfolio.  So far in 2011, we have sold OREO properties totaling $25.2 million, which compares to $18.0 million for the full year 2010.  Nonperforming assets represented 5.67% of total assets at September 30, 2011 compared to 5.60% at June 30, 2011 and 5.54% at December 31, 2010.

Average total deposits were $2.061 billion for the third quarter, a decrease of $45.4 million, or 2.2%, from the second quarter of 2011 and $53.9 million, or 2.6%, from the fourth quarter of 2010.  Deposits decreased in both periods driven primarily by a reduction in certificates of deposit.  Additionally, a decrease resulting from existing clients moving from our Guaranteed Now Account product to repurchase agreements occurred late in the fourth quarter of 2010 as further discussed below.  Public funds balances increased as anticipated from the fourth quarter of 2010, but have declined from the second quarter level, which reflects the seasonality within this deposit category.  Noninterest bearing demand and savings accounts experienced a slight increase in both periods, partially offsetting the above mentioned decline.

As a result of changes in the FDIC’s Temporary Liquidity Guarantee Program, our government guaranteed NOW product was discontinued during the fourth quarter.  As of December 31, 2010, approximately $95 million in balances from this product remained in the NOW category, $95 million migrated to the noninterest bearing DDA category, and $60 million moved into repurchase agreements.

We continue to pursue prudent pricing discipline to manage the mix of our deposits.  Therefore, we are not attempting to compete with higher rate paying competitors for deposits.  We continue to experience a favorable shift in the mix of our deposits as higher cost certificates of deposit balances are replaced with lower rate nonmaturity deposits and noninterest bearing demand accounts.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $231.7 million during the third quarter of 2011 compared to an average overnight funds sold position of $249.1 million in the linked quarter and $164.9 million in the fourth quarter of 2010.  The lower balance when compared to the linked quarter primarily reflects declining deposits mentioned above and lower levels of short-term borrowings, partially offset by a decrease in the loan portfolio.  The variance as compared to the fourth quarter of 2010 is primarily attributable to a net reduction in loans and an increase in repurchase agreements, partially offset by a decline in deposits and the deployment of funds to the investment portfolio.

Equity capital was $260.9 million as of September 30, 2011, compared to $260.5 million as of June 30, 2011 and $259.0 million as of December 31, 2010.  Our leverage ratio was 10.20%, 9.95%, and 10.10%, respectively, for these periods.  Further, our risk-adjusted capital ratio of 15.41% at September 30, 2011 exceeds the 10.0% threshold to be designated as “well-capitalized” under the risk-based regulatory guidelines.  At September 30, 2011, our tangible common equity ratio was 7.19%, compared to 6.96% at June 30, 2011 and 6.82% at December 31, 2010.

Discussion of Operating Results

Tax equivalent net interest income for the third quarter of 2011 was $23.3 million compared to $23.7 million for the second quarter of 2011 and $25.1 million for the third quarter of 2010.  For the nine month period ended September 30, 2011, tax equivalent net interest income totaled $70.3 million compared to $74.3 million for the same period in 2010.

The decrease of $0.4 million in tax equivalent net interest income from the second quarter of 2011 was due to lower loan balances, declining loan fees and lower earning asset yields, partially offset by a reduction in the costs of funds, an additional calendar day and a lower level of foregone interest on nonaccrual loans.

The decrease in tax equivalent net interest income of $1.8 million and $4.0 million, for the three and nine month periods ended September 30, 2011, respectively, as compared to the same periods in 2010, resulted from an unfavorable change in earning asset mix and yield, partially offset by a reduction in interest expense and a lower level of foregone interest on nonaccrual loans.

The decline in loans, coupled with the low rate environment continues to put pressure on our net interest income.  Lowering our costs of funds, to the extent we can and continuing to shift the mix of our deposits will help to partially mitigate the unfavorable impact of weak loan demand and re-pricing.

The net interest margin in the third quarter of 2011 was 4.20%, a decrease of one basis point over the linked quarter and a decline of 18 basis points from the third quarter of 2010.  Year over year, for the nine month period, the margin declined 11 basis points to 4.18%.  The decrease in the margin for all comparable periods is attributable to the shift in our earning asset mix and unfavorable asset re-pricing, partially offset by a favorable variance in our average cost of funds.

The provision for loan losses for the third quarter of 2011 was $3.7 million compared to $3.5 million in the second quarter of 2011 and $5.7 million for the third quarter of 2010.  For the nine month period ended September 30, 2011, the loan loss provision totaled $11.4 million compared to $20.0 million for the same period in 2010.  This change was driven by a reduction in impaired loans and related reserves as well as a lower general reserve, which is primarily reflective of a 14% reduction in the level of internally classified loans, and lower loss rates.  Net charge-offs for the third quarter of 2011 totaled $5.1 million, or 1.22%, of average loans compared to $6.3 million, or 1.49% for the second  quarter of 2011 and $6.4 million, or 1.40%, in the third quarter of 2010.  For the nine month period ended September 30, 2011, net charge-offs totaled $17.2 million, or 1.35%, of average loans compared to $26.3 million, or 1.91%, for the same period of 2010.  At quarter-end, the allowance for loan losses of $29.7 million was 1.79% of outstanding loans (net of overdrafts) and provided coverage of 36% of nonperforming loans compared to 1.84% and 37%, respectively, at June 30, 2011, and 2.01% and 41%, respectively, at December 31, 2010.

Noninterest income for the third quarter of 2011 totaled $14.2 million, a decrease of $0.3 million, or 1.8%, from the second quarter of 2011 and an increase of $0.7 million, or 5.5%, over the third quarter of 2010.  A $0.5 million reduction in other income drove the decline from the second quarter of 2011 and reflects a lower level of gains from the sale of ORE properties.  Partially offsetting the lower level of other income was a $0.3 million increase in deposit fees.  The favorable variance compared to the third quarter of 2010 was primarily due to a higher deposit and bank card fees of $0.2 million and $0.3 million, respectively.  For the nine month period ended September 30, 2011, noninterest income totaled $45.0 million, an increase of $2.9 million, or 6.8%, from the same period in 2010.  The increase reflects a $3.3 million increase in other income reflective of a $3.2 million pre-tax gain from the sale of our Class B shares of Visa stock during the first quarter of 2011, and a $1.0 million increase in gains from the sale of OREO properties, partially offset by a $1.1 million decline in merchant fees.  Increases in retail brokerage and bank card fees of $0.4 million and $0.8 million, respectively, also contributed to the increase for the year.  Partially offsetting these favorable variances was a $1.1 million reduction in deposit fees reflective of a lower level of overdraft fees due to reduced activity as well as the implementation of new rules under Regulation E.  The aforementioned reduction in merchant fees reflects the transfer of our merchant processing business to another processor, which was completed in August 2010.  This decline is substantially offset by a reduction in processing costs, which is reflected as interchange fees in noninterest expense.

Noninterest expense for the third quarter of 2011 totaled $30.6 million, a decrease of $0.5 million from the second quarter of 2011 and $1.7 million from the third quarter of 2010.  The decline from the second quarter of 2011 was primarily due to a $0.5 million reduction in OREO expense reflective of both a reduction in valuation adjustments and losses from the sale of properties.  Compared to the third quarter of 2010, the favorable variance was due to lower OREO expense of $0.8 million, intangible amortization expense of $0.6 million, occupancy expense of $0.3 million, and other expense of $0.9 million, partially offset by higher salaries/associate benefit expense of $0.8 million.  The lower level of OREO expense primarily reflects a reduction in the level of losses recognized on the sale of OREO.  Intangible amortization expense declined due to the full amortization of core deposit intangibles related to several past acquisitions.  Occupancy expense declined due to lower lease expense for two banking offices that have been relocated to newly constructed offices as well as lower expense for furniture/equipment, reflecting the full depreciation of our imaging system components.  The $0.9 million decline in other expense was primarily due to lower FDIC insurance expense of $0.5 million and professional fees of $0.2 million.  FDIC insurance expense declined due to a lower rate reflecting recent changes to the FDIC premium structure.  Professional fees declined due to reduction in consulting fees related to a review of our vendor contracts.  The increase in salaries/associate benefit expense primarily reflects a higher level of performance incentive expense and associate salaries reflective of third quarter, 2011 merit raises.

For the nine month period ended September 30, 2011, noninterest expense totaled $95.1 million, a $5.2 million decline from the same period of 2010 attributable to lower occupancy expense of $0.3 million, furniture/equipment expense of $0.2 million, intangible amortization expense of $1.6 million, other real estate expense of $1.0 million, and a decline in other expense of $3.3 million.  Partially offsetting the aforementioned favorable variances was a $1.0 million increase in salaries/associate benefit expense.  Occupancy expense declined due to lower lease expense for two banking offices that have been relocated to newly constructed offices and the reduction in furniture/equipment expense reflects the full depreciation of several system components.  Intangible amortization expense declined due to the full amortization of core deposit intangibles related to several past acquisitions.  The lower level of OREO expense reflects both a reduction in valuation adjustments and a property carrying costs.  The $3.3 million reduction in other expense primarily reflects a reduction in FDIC insurance expense of $1.3 million, interchange fees of $0.9 million, professional fees of $0.5 million, advertising expense of $0.2 million, and telephone expense of $0.2 million.  The reduction in FDIC insurance expense reflects a lower rate due to recent changes to the FDIC premium structure.  Lower interchange fees are attributable to the sale of our merchant processing business as noted above in our discussion of noninterest income.  Professional fees declined due to lower consulting fees.  The reduction in advertising fees reflects efficiencies gained in the promotion of our free checking products.  Telephone expense declined primarily due to the renegotiation of contracts.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (“Company”) (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.5 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 70 banking offices and 79 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: legislative or regulatory changes, including the Dodd-Frank Act; the strength of the U.S. economy and the local economies where the Company conducts operations; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate for the Company’s loan loss provision; the frequency and magnitude of foreclosure of the Company’s loans; continued depression of the market value of the Company that could result in an impairment of goodwill; restrictions on our operations, including the inability to pay dividends without our regulators’ consent; the effects of the health and soundness of other financial institutions, including the FDIC’s need to increase Deposit Insurance Fund assessments; our ability to declare and pay dividends; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; the Company’s ability to integrate acquisitions; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited
	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2011	June 30, 2011	Sep 30, 2010	Sep 30, 2011	Sep 30, 2010

EARNINGS
Net Income (Loss)	$1,977	$2,145	$401	$5,432	$(2,331)
Net Income (Loss) Per Common Share	$0.12	$0.12	$0.02	$0.32	$(0.14)
PERFORMANCE
Return on Average Equity	2.97%	3.28%	0.60%	2.77%	-1.17%
Return on Average Assets	0.31%	0.33%	0.06%	0.28%	-0.12%
Net Interest Margin	4.20%	4.21%	4.38%	4.18%	4.29%
Noninterest Income as % of Operating Revenue	38.14%	38.13%	35.17%	39.38%	36.52%
Efficiency Ratio	81.40%	81.41%	82.08%	82.07%	84.39%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	14.05%	13.83%	12.93%	14.05%	12.93%
Total Capital Ratio	15.41%	15.19%	14.29%	15.41%	14.29%
Tangible Common Equity Ratio	7.19%	6.96%	6.98%	7.19%	6.98%
Leverage Ratio	10.20%	9.95%	9.75%	10.20%	9.75%
Equity to Assets	10.34%	10.02%	10.10%	10.34%	10.10%
ASSET QUALITY
Allowance as % of Non-Performing Loans	36.26%	36.71%	39.94%	36.26%	39.94%
Allowance as a % of Loans	1.79%	1.84%	2.10%	1.79%	2.10%
Net Charge-Offs as % of Average Loans	1.22%	1.49%	1.40%	1.35%	1.91%
Nonperforming Assets as % of Loans and ORE	8.32%	8.33%	7.86%	8.32%	7.86%
Nonperforming Assets as % of Total Assets	5.67%	5.60%	5.65%	5.67%	5.65%
STOCK PERFORMANCE
High	$11.18	$13.12	$14.24	$13.80	$18.25
Low	$9.81	$9.94	$10.76	$9.81	$10.76
Close	$10.38	$10.26	$12.14	$10.38	$12.14
Average Daily Trading Volume	43,483	29,716	29,747	31,783	34,489

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2011	2011	2011	2010	2010
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSETS:
Cash and Due From Banks	$53,027	$71,554	$52,000	$35,410	$48,701
Funds Sold and Interest Bearing Deposits	193,387	223,183	271,375	200,783	193,415
Total Cash and Cash Equivalents	246,414	294,737	323,375	236,193	242,116

Investment Securities, Available-for-Sale	306,038	304,313	311,356	309,731	231,303

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	142,511	149,830	153,960	157,394	156,049
Real Estate - Construction	31,991	30,867	35,614	43,239	45,346
Real Estate - Commercial	644,128	660,058	668,583	671,702	680,639
Real Estate - Residential	388,686	395,126	404,204	420,604	448,704
Real Estate - Home Equity	245,438	248,228	248,745	251,565	250,795
Consumer	188,933	194,624	196,205	200,727	207,207
Other Loans	13,720	5,987	5,098	9,937	9,828
Overdrafts	2,292	2,882	2,385	3,503	2,669
Total Loans, Net of Unearned Interest	1,657,699	1,687,602	1,714,794	1,758,671	1,801,237
Allowance for Loan Losses	(29,658)	(31,080)	(33,873)	(35,436)	(37,720)
Loans, Net	1,628,041	1,656,522	1,680,921	1,723,235	1,763,517

Premises and Equipment, Net	111,471	112,576	113,918	115,356	115,689
Intangible Assets	85,591	85,699	85,806	86,159	86,712
Other Real Estate Owned	61,196	61,016	55,364	57,937	51,208
Other Assets	85,221	84,395	91,754	93,442	89,451
Total Other Assets	343,479	343,686	346,842	352,894	343,060

Total Assets	$2,523,972	$2,599,258	$2,662,494	$2,622,053	$2,579,996

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$584,628	$568,813	$540,184	$546,257	$479,887
NOW Accounts	708,066	764,480	818,512	770,149	830,297
Money Market Accounts	280,001	283,230	288,224	275,416	282,848
Regular Savings Accounts	154,136	153,403	150,051	139,888	135,143
Certificates of Deposit	316,968	331,085	350,076	372,266	393,268
Total Deposits	2,043,798	2,101,011	2,147,047	2,103,976	2,121,443

Short-Term Borrowings	47,508	65,237	86,650	92,928	38,138
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	45,389	49,196	50,050	50,101	46,456
Other Liabilities	63,465	60,383	56,582	53,142	50,383

Total Liabilities	2,263,047	2,338,714	2,403,216	2,363,034	2,319,307

SHAREOWNERS' EQUITY
Common Stock	172	171	171	171	171
Additional Paid-In Capital	38,074	37,724	37,548	36,920	36,864
Retained Earnings	237,969	237,709	237,276	237,679	237,471
Accumulated Other Comprehensive Loss, Net of Tax	(15,290)	(15,060)	(15,717)	(15,751)	(13,817)

Total Shareowners' Equity	260,925	260,544	259,278	259,019	260,689

Total Liabilities and Shareowners' Equity	$2,523,972	$2,599,258	$2,662,494	$2,622,053	$2,579,996

OTHER BALANCE SHEET DATA
Earning Assets	$2,157,124	$2,215,098	$2,297,525	$2,269,185	$2,225,955
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Core Deposits	318	378	437	742	1,248
Other	462	510	558	606	653
Interest Bearing Liabilities	1,614,954	1,709,518	1,806,450	1,763,635	1,789,037

Book Value Per Diluted Share	$15.20	$15.20	$15.13	$15.15	$15.25
Tangible Book Value Per Diluted Share	10.21	10.21	10.13	10.11	10.18

Actual Basic Shares Outstanding	17,157	17,127	17,127	17,100	17,095
Actual Diluted Shares Outstanding	17,172	17,139	17,136	17,101	17,096

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Nine Months Ended
	2011	2011	2011	2010	2010	2011	2010
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Third Quarter	Third Quarter

INTEREST INCOME
Interest and Fees on Loans	$23,777	$24,305	$23,947	$25,656	$26,418	$72,029	$80,054
Investment Securities	978	1,017	1,071	1,080	1,014	3,066	3,118
Funds Sold	136	145	171	95	144	452	492
Total Interest Income	24,891	25,467	25,189	26,831	27,576	75,547	83,664

INTEREST EXPENSE
Deposits	907	1,083	1,258	1,524	1,820	3,248	7,121
Short-Term Borrowings	78	110	111	99	31	299	60
Subordinated Notes Payable	339	343	340	342	376	1,022	1,666
Other Long-Term Borrowings	467	492	494	508	565	1,453	1,642
Total Interest Expense	1,791	2,028	2,203	2,473	2,792	6,022	10,489
Net Interest Income	23,100	23,439	22,986	24,358	24,784	69,525	73,175
Provision for Loan Losses	3,718	3,545	4,133	3,783	5,668	11,396	20,041
Net Interest Income after Provision for Loan Losses	19,382	19,894	18,853	20,575	19,116	58,129	53,134

NONINTEREST INCOME
Service Charges on Deposit Accounts	6,629	6,309	5,983	6,434	6,399	18,921	20,066
Data Processing Fees	749	764	974	880	911	2,487	2,730
Asset Management Fees	1,080	1,080	1,080	1,095	1,040	3,240	3,140
Retail Brokerage Fees	807	939	729	738	671	2,475	2,082
Gain on Sale of Investment Securities	-	-	-	-	3	-	8
Mortgage Banking Fees	645	568	617	1,027	772	1,830	1,921
Interchange Fees (1)	1,420	1,443	1,360	1,285	1,291	4,223	3,792
ATM/Debit Card Fees (1)	1,170	1,115	1,136	1,051	1,036	3,421	3,072
Other	1,693	2,230	4,455	2,225	1,326	8,378	5,279
Total Noninterest Income	14,193	14,448	16,334	14,735	13,449	44,975	42,090

NONINTEREST EXPENSE
Salaries and Associate Benefits	15,805	16,000	16,577	15,389	15,003	48,382	47,366
Occupancy, Net	2,495	2,447	2,396	2,406	2,611	7,338	7,604
Furniture and Equipment	2,118	2,117	2,226	2,268	2,288	6,461	6,661
Intangible Amortization	108	107	353	553	709	568	2,129
Other Real Estate	2,542	3,033	3,677	4,709	3,306	9,252	10,213
Other	7,579	7,463	8,102	8,215	8,446	23,144	26,403
Total Noninterest Expense	30,647	31,167	33,331	33,540	32,363	95,145	100,376

OPERATING PROFIT(LOSS)	2,928	3,175	1,856	1,770	202	7,959	(5,152)
Provision for Income Taxes	951	1,030	546	(148)	(199)	2,527	(2,821)
NET INCOME(LOSS)	$1,977	$2,145	$1,310	$1,918	$401	$5,432	$(2,331)

PER SHARE DATA
Basic Earnings	$0.12	$0.12	$0.08	$0.12	$0.02	$0.32	$(0.14)
Diluted Earnings	$0.12	$0.12	$0.08	$0.12	$0.02	$0.32	$(0.14)
Cash Dividends	0.100	0.100	0.100	0.100	0.100	0.300	0.390
AVERAGE SHARES
Basic	17,152	17,127	17,122	17,095	17,087	17,134	17,069
Diluted	17,167	17,139	17,130	17,096	17,088	17,143	17,070

(1) Together referred to as "Bank Card Fees"

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited

	2011	2011	2011	2010	2010
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$31,080	$33,873	$35,436	$37,720	$38,442
Provision for Loan Losses	3,718	3,545	4,133	3,783	5,668
Net Charge-Offs	$5,140	$6,338	$5,696	$6,067	$6,390

Balance at End of Period	29,658	31,080	33,873	35,436	37,720
As a % of Loans	1.79%	1.84%	1.98%	2.01%	2.10%
As a % of Nonperforming Loans	36.26%	36.71%	34.57%	40.57%	39.94%
As a % of Nonperforming Assets	20.74%	21.34%	22.09%	24.39%	25.90%

CHARGE-OFFS
Commercial, Financial and Agricultural	$186	$301	$721	$629	$242
Real Estate - Construction	75	14	-	234	701
Real Estate - Commercial	1,031	2,808	430	1,469	1,741
Real Estate - Residential	3,867	3,315	4,445	3,629	3,175
Consumer	832	606	620	582	1,057

Total Charge-Offs	$5,991	$7,044	$6,216	$6,543	$6,916

RECOVERIES
Commercial, Financial and Agricultural	$33	$43	$63	$48	$65
Real Estate - Construction	-	5	9	-	-
Real Estate - Commercial	37	115	12	55	6
Real Estate - Residential	379	170	96	7	181
Consumer	402	373	340	366	274

Total Recoveries	$851	$706	$520	$476	$526

NET CHARGE-OFFS	$5,140	$6,338	$5,696	$6,067	$6,390

Net Charge-Offs as a % of Average Loans(1)	1.22%	1.49%	1.33%	1.35%	1.40%

RISK ELEMENT ASSETS
Nonaccruing Loans	$53,396	$61,076	$73,954	$65,700	$74,168
Restructured Loans	28,404	23,582	24,028	21,649	20,267
Total Nonperforming Loans	81,800	84,658	97,982	87,349	94,435
Other Real Estate	61,196	61,016	55,364	57,937	51,208
Total Nonperforming Assets	$142,996	$145,674	$153,346	$145,286	$145,643

Past Due Loans 30-89 Days	$17,053	$18,103	$19,391	$24,193	$24,904
Past Due Loans 90 Days or More	$26	$271	$-	$159	$-

Nonperforming Loans as a % of Loans	4.93%	5.02%	5.71%	4.97%	5.24%
Nonperforming Assets as a % of
Loans and Other Real Estate	8.32%	8.33%	8.66%	8.00%	7.86%
Nonperforming Assets as a % of Capital(2)	49.21%	49.95%	52.31%	49.34%	48.81%
Nonperforming Assets as a % of Total Assets	5.67%	5.60%	5.76%	5.54%	5.65%

(1) Annualized
(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited
	Third Quarter 2011			Second Quarter 2011			First Quarter 2011			Fourth Quarter 2010			Third Quarter 2010			September 2011 YTD			September 2010 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average $Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,667,720	$23,922	5.69%	$1,704,348	$24,465	5.76%	$1,730,330	$24,101	5.65%	$1,782,916	$25,799	5.74%	$1,807,483	$26,568	5.83%	$1,700,570	$72,488	5.70%	$1,844,788	$80,543	5.84%

Investment Securities
Taxable Investment Securities	248,138	828	1.32%	244,487	825	1.35%	231,153	851	1.48%	178,926	799	1.78%	124,625	674	2.15%	241,321	2,504	1.40%	108,268	1,882	2.32%
Tax-Exempt Investment Securities	55,388	231	1.67%	60,963	297	1.95%	74,226	337	1.81%	83,469	434	2.08%	88,656	521	2.35%	63,457	865	1.82%	92,672	1,898	2.73%

Total Investment Securities	303,526	1,059	1.39%	305,450	1,122	1.47%	305,379	1,188	1.56%	262,395	1,233	1.87%	213,281	1,195	2.23%	304,778	3,369	1.47%	200,940	3,780	2.51%

Funds Sold	231,681	136	0.23%	249,133	145	0.23%	242,893	171	0.28%	172,738	95	0.24%	252,434	144	0.22%	241,195	452	0.25%	274,245	492	0.24%

Total Earning Assets	2,202,927	$25,117	4.52%	2,258,931	$25,732	4.57%	2,278,602	$25,460	4.53%	2,218,049	$27,127	4.85%	2,273,198	$27,907	4.87%	2,246,543	$76,309	4.54%	2,319,973	$84,815	4.89%

Cash and Due From Banks	47,252			47,465			50,942			51,030			50,942			48,539			52,170
Allowance for Loan Losses	(30,969)			(32,993)			(34,822)			(37,713)			(39,584)			(32,914)			(41,729)
Other Assets	344,041			344,884			348,295			345,427			342,202			345,725			337,212

Total Assets	$2,563,251			$2,618,287			$2,643,017			$2,576,793			$2,626,758			$2,607,893			$2,667,626

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$726,652	$222	0.12%	$782,698	$259	0.13%	$786,939	$261	0.13%	$837,625	$296	0.14%	$871,158	$326	0.15%	$765,209	$742	0.13%	$872,512	$1,110	0.17%
Money Market Accounts	282,378	95	0.13%	284,411	136	0.19%	278,562	131	0.19%	282,887	134	0.19%	293,424	145	0.20%	281,798	362	0.17%	333,558	1,165	0.47%
Savings Accounts	153,748	19	0.05%	152,599	16	0.04%	144,623	18	0.05%	136,276	16	0.05%	133,690	17	0.05%	150,357	53	0.05%	130,485	49	0.05%
Time Deposits	324,951	571	0.70%	338,723	672	0.80%	360,575	848	0.95%	382,870	1,078	1.12%	402,880	1,332	1.31%	341,286	2,091	0.82%	423,726	4,797	1.51%
Total Interest Bearing Deposits	1,487,729	907	0.24%	1,558,431	1,083	0.28%	1,570,699	1,258	0.32%	1,639,658	1,524	0.37%	1,701,152	1,820	0.42%	1,538,650	3,248	0.28%	1,760,281	7,121	0.54%

Short-Term Borrowings	64,160	78	0.48%	76,754	110	0.58%	87,267	111	0.52%	34,706	99	1.14%	23,388	31	0.54%	75,976	299	0.53%	25,558	60	0.31%
Subordinated Notes Payable	62,887	339	2.11%	62,887	343	2.16%	62,887	340	2.16%	62,887	342	2.13%	62,887	376	2.34%	62,887	1,022	2.14%	62,887	1,666	3.49%
Other Long-Term Borrowings	46,435	467	3.99%	49,650	492	3.97%	50,345	494	3.98%	50,097	508	4.02%	54,258	565	4.13%	48,795	1,453	3.98%	52,330	1,642	4.20%

Total Interest Bearing Liabilities	1,661,211	$1,791	0.43%	1,747,722	$2,028	0.47%	1,771,198	$2,203	0.50%	1,787,348	$2,473	0.55%	1,841,685	$2,792	0.60%	1,726,308	$6,022	0.47%	1,901,056	$10,489	0.74%

Noninterest Bearing Deposits	574,184			548,870			554,680			476,209			471,013			559,316			457,807
Other Liabilities	63,954			59,324			55,536			50,614			50,318			59,635			43,391

Total Liabilities	2,299,349			2,355,916			2,381,414			2,314,171			2,363,016			2,345,259			2,402,254

SHAREOWNERS' EQUITY:	$263,902			$262,371			$261,603			$262,622			$263,742			$262,634			$265,372

Total Liabilities and Shareowners' Equity	$2,563,251			$2,618,287			$2,643,017			$2,576,793			$2,626,758			$2,607,893			$2,667,626

Interest Rate Spread		$23,326	4.09%		$23,704	4.10%		$23,257	4.03%		$24,654	4.30%		$25,115	4.27%		$70,287	4.07%		$74,326	4.15%

Interest Income and Rate Earned(1)		25,117	4.52%		25,732	4.57%		25,460	4.53%		27,127	4.85%		27,907	4.87%		76,309	4.54%		84,815	4.89%
Interest Expense and Rate Paid(2)		1,791	0.32%		2,028	0.36%		2,203	0.39%		2,473	0.44%		2,792	0.49%		6,022	0.36%		10,489	0.60%

Net Interest Margin		$23,326	4.20%		$23,704	4.21%		$23,257	4.14%		$24,654	4.41%		$25,115	4.38%		$70,287	4.18%		$74,326	4.29%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.